March 30, 2000


CONFIDENTIAL
------------

Senesco Technologies, Inc.
34 Chambers Street
Princeton, NJ  08542

Attn:  Steven Katz
       President and Chief Operating Officer

Ladies and Gentlemen:

     This is to confirm our agreement whereby Senesco Technologies, Inc., a Delaware corporation (the "Company"), has requested Fahnestock & Co. Inc. ("Fahnestock") to render investment banking services to it on an exclusive basis as to the terms and conditions as set forth herein, and Fahnestock has agreed to render such services as follows:

1. The Company hereby engages Fahnestock for the six (6) month period commencing the date hereof to render advice to the Company as an investment banker relating to financial and similar business matters. During the term of this Agreement, Fahnestock will provide the Company with financial consulting advice as is reasonably requested by the Company primarily with respect to the consideration and implementation of its strategic alternatives, including evaluating financing alternatives. In addition, the Company and Fahnestock have entered into a separate agreement dated the date hereof, which provides for Fahnestock to raise up to $1,000,000 in the Company's current private placement of common stock.

2. In consideration for the services rendered by Fahnestock to the Company pursuant to this Agreement, the Company shall compensate Fahnestock as follows:

     (a) A monthly fee of $7,500, of which $22,500 is payable upon the execution of this Agreement and $22,500 is payable three (3) months from the date hereof.

     (b) Five-year Warrants to purchase 100,000 shares of common stock at an exercise price per share equal to the market price as determined by the average of the closing bid price for the 30-day trading period prior to the date hereof, which shall be issued upon execution of this Agreement. The Warrants will contain certain registration rights on terms substantially as set forth in the Company's registration rights agreement.

     (c) If, during the term of this Agreement, the Company enters into an agreement to be acquired, merge, sell all or substantially all of its assets or otherwise effect a corporate reorganization with any other entity, the Company shall engage Fahnestock as its financial advisor and shall pay a transaction fee to Fahnestock to be determined at that time, but in any event such fee shall be reasonable and customary for the size and nature of such a transaction.

     (d) In the event the Company requests Fahnestock to assist in discussions regarding joint ventures or strategic alliances and an agreement develops, the Company agrees to pay Fahnestock a fee of five percent (5%) of any cash received by the Company from such agreement including any up front payment and any milestone payments. The fee paid to Fahnestock pursuant to paragraph 2(a) hereof shall be credited to any fee due Fahnestock pursuant to this paragraph 2(d).

     (e) Fahnestock shall have a right of first refusal for any investment banking services of the Company, including merger and acquisition advisory services and the sale or distribution of securities in a private or public offering, until December 31, 2000. In such event, the Company and Fahnestock will enter into a separate agreement at such time and the fee payable to Fahnestock will be determined at such time on terms that are standard and customary.

     (f) In the event the Company requires a fairness opinion or valuation, the fee payable to Fahnestock will be determined at such time on terms that are standard and customary.

3. In addition to the fees payable hereunder, the Company shall reimburse Fahnestock for its reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Fahnestock pursuant to this Agreement.

4. The Company acknowledges that all opinions and advice (written or oral) given by Fahnestock to the Company in connection with Fahnestock's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Fahnestock, or use Fahnestock's name in any annual reports or any other reports or releases of the Company without Fahnestock's prior written consent unless otherwise required by law. Fahnestock acknowledges that the Company intends to publicly announce that it has entered into this Agreement; however any press release referring to Fahnestock must be approved by Fahnestock prior to its release.

5. The Company acknowledges and agrees that there will be no claims or payments for services in the nature of a finder's fee with respect to Fahnestock's engagement or any other arrangements, agreements, payments, issuances or understandings that may effect Fahnestock's compensation.

6. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Fahnestock will use and rely on data, material and other information furnished to Fahnestock by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Fahnestock may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

7. Since Fahnestock will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Fahnestock have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of Fahnestock by the Company. Fahnestock has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

     If the foregoing correctly sets forth the understanding between Fahnestock and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

                                Sincerely,

                                Fahnestock & Co. Inc.

                                /s/ Henry P. Williams

                                Henry P. Williams
                                Senior Vice President

Accepted and Agreed:

Senesco Technologies, Inc.


BY: /s/ Steven Katz
   -------------------------------------
   Steven Katz
   President and Chief Operating Officer

                                                                       Exhibit A
                                                                       ---------


                                       March 30, 2000


Fahnestock & Co. Inc.
125 Broad Street
New York, New York  10004

Attention:  Henry P. Williams
            Senior Vice President

Dear Mr. Williams:

     In connection with our engagement of Fahnestock & Co. Inc. ("Fahnestock") as our financial advisor and investment banker, we hereby agree to indemnify and hold harmless Fahnestock and its affiliates, and the respective directors, officers, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a "Claim"), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of Fahnestock, or (B) otherwise relate to or arise out of Fahnestock's activities on our behalf under Fahnestock's engagement, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim, which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of Fahnestock except for any Claim incurred by us as a result of any Indemnified Person's gross negligence or willful misconduct or as set forth in the indemnification provisions of the Placement Agent Agreement entered into by Fahnestock and the Company dated the date hereof.

     We further agree that we will not, without the prior written consent of Fahnestock, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably demonstrates to us, that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, except for gross negligence or willful misconduct by such Indemnified Person, then (whether or not Fahnestock is the Indemnified Person), we and Fahnestock shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Fahnestock on the other, in connection with Fahnestock's engagement referred to above, subject to the limitation that in no event shall the amount of Fahnestock's contribution to such Claim exceed the amount of fees actually received by Fahnestock from us pursuant to Fahnestock's engagement. We hereby agree that the relative benefits to us, on the one hand, and Fahnestock on the other, with respect to Fahnestock's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to Fahnestock in connection with such engagement.

     Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

     The validity and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules.) Each of Fahnestock and the Company hereby irrevocably submits to the jurisdiction of any court of the State of New York, County of New York or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this agreement or the transactions contemplated hereby, which is brought by or against Fahnestock or the Company and in connection therewith, each of Fahnestock and the Company (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent that it has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, it hereby waives, to the fullest extent permitted by law, such immunity and (iii) agrees not to commence any action, suit or proceeding relating to this agreement other than in any such court. Each of Fahnestock and the Company hereby waives and agrees not to assert in any such action, suit or proceeding, to the fullest extent permitted by applicable law, any claim that
(a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to its property or (c) any suit, action or proceeding is brought in an inconvenient forum.

     It is understood that, in connection with Fahnestock's engagement, Fahnestock may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of Fahnestock's engagement(s).

                                Very truly yours,

                                Senesco Technologies, Inc.

                                By:
                                    -----------------------------------------
                                    Steven Katz
                                    President and Chief Operating Officer


Confirmed and agreed to:

Fahnestock & Co. Inc.

By:
   ----------------------
   Henry P. Williams
   Senior Vice President


Date:
     --------------------

                               AMENDMENT NO. 1 TO

                          INVESTMENT BANKING AGREEMENT


      This Amendment No. 1 dated July 25, 2000 (this "Amendment") is made to that certain Investment Banking Agreement dated as of March 30, 2000 (the "Investment Banking Agreement"), made by and between Senesco Technologies, Inc., a Delaware corporation (the "Company"), and Fahnestock & Co. Inc. ("Fahnestock"). This Amendment is to be effective as of March 30, 2000.

                                   WITNESSETH:

      WHEREAS, the Company and Fahnestock are parties to the Investment Banking Agreement, whereby Fahnestock shall provide the Company with financial advisory services on an exclusive basis; and

      WHEREAS, the Investment Banking Agreement provides for the payment of a monthly fee by the Company to Fahnestock and the issuance of warrants (the "Warrants") to purchase one hundred thousand (100,000) shares of the Company's common stock; and

      WHEREAS, Fahnestock and the Company are party to that certain Placement Agent Agreement, dated as of March 30, 2000 (the "Placement Agent Agreement"), whereby Fahnestock, acting as the Company's placement agent pursuant to the Placement Agent Agreement, assisted the Company in a private placement (the "Private Placement") raising $2,207,550 in gross proceeds; and

      WHEREAS, the parties now desire to amend both the Placement Agent Agreement and the Investment Banking Agreement, such that the Warrants will be part of the consideration given to Fahnestock under the Placement Agent Agreement, instead of being part of the consideration given to Fahnestock under the Investment Banking Agreement;

      NOW THEREFORE,  in consideration  of the premises,  and for other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by the parties, the parties hereto agree as follows:


1.  AMENDMENTS.

      Section 2 of the Investment Banking Agreement is hereby amended by deleting subsection (b) in its entirety and all references to such subsection, if any, shall be amended accordingly.

2.  RATIFICATION.

      Except as amended hereby, all of the terms and conditions of the Investment Banking Agreement, shall remain in full force and effect, and are hereby ratified and confirmed in all respects.


3.  GOVERNING LAW.

      This Amendment shall be governed by and construed under the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

4.  COUNTERPARTS.

      This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                    * * * * *

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Investment Banking Agreement as of the date first written above.


                                    SENESCO TECHNOLOGIES, INC.


                                    By: /s/ Steven Katz
                                       --------------------------------------
                                       Name:  Steven Katz
                                       Title: President



                                    FAHNESTOCK & CO., INC.


                                    By: /s/ Henry P. Williams
                                       --------------------------------------
                                       Name:  Henry P. Williams
                                       Title: Senior Vice President